UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2025
AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)
70 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)
Registrant’s telephone number, including area code: (805) 364-6093
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	APPF	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d)    On April 3, 2025, the Board of Directors (the “Board”) of AppFolio, Inc. (the “Company”) (1) increased the number of directors that comprise the Board from eight to nine directors in accordance with the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and (2) upon the recommendation of the Board’s Nominating and Governance Committee, elected Robert Donald Casey III to the Board as a Class II Director effective immediately to fill the director’s office created by such increase. Mr. Casey will serve on the Board until the 2026 Annual Meeting of Shareholders and until his successor is duly elected and qualified or until his earlier death, resignation or removal.

In connection with his election, the Board determined that Mr. Casey qualifies as an independent director under the Nasdaq rules. There were no arrangements or understandings between Mr. Casey and any other persons, pursuant to which Mr. Casey was selected as a director. No information is required to be disclosed with respect to Mr. Casey or his immediate family members pursuant to Item 404(a) of Regulation S-K. Mr. Casey will receive the same compensation and equity awards as the Company’s other non-employee directors as described in the Company’s Proxy Statement for the 2024 Annual Meeting of Shareholders under the caption “Director Compensation Policy.” The Company will enter into its standard form of indemnification agreement with Mr. Casey.

Mr. Casey has over 10 years of experience as a director, officer, investor and advisor to technology companies. Mr. Casey is currently the founder and CEO of Santa Barbara Management, a multifamily office founded in 2024. He is also a Partner at Partners Fund Capital, an investment firm that invests primarily in software companies, a position he has held since 2022. From 2018-2024, Mr. Casey served as President and a member of the Board of Directors, and later, as CFO, of Tegus, Inc., a research software provider for financial service firms. From 2016-2022, Mr. Casey served as a Partner at the Investment Group of Santa Barbara (“IGSB”), a private investment firm. While at IGSB, Mr. Casey also served as the CEO and a member of the Board of Directors of Mindflash, a learning management software provider, from 2017-2018, and as a member of the Board of Directors of PickTrace, a labor management software provider for agricultural businesses from 2018-2020. Prior to that, Mr. Casey founded and served as the CEO of YouRenew, a software and services business in the telecommunications industry, which was sold to Clover technologies in 2012, and he served as Vice President, Platform at Clover from 2012 through 2015. Mr. Casey received a B.A. in Economics from Yale University in 2011 and an M.B.A. from Harvard Business School in 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2025	AppFolio, Inc.

By: /s/ Evan Pickering
Name: Evan Pickering
Title: General Counsel and Corporate Secretary